©2026 Laureate Education, Inc. Fourth Quarter & Year-End 2025 Earnings Presentation February 19, 2026

2©2026 Laureate Education, Inc. Forward Looking Statements This presentation includes statements that express Laureate’s opinions, expectations, beliefs, plans, objectives, assumptions or projections regarding future events or future results and therefore are, or may be deemed to be, ‘‘forward-looking statements’’ within the meaning of the federal securities laws, which involve risks and uncertainties. Laureate’s actual results may vary significantly from the results anticipated in these forward-looking statements. You can identify forward-looking statements because they contain words such as ‘‘believes,’’ ‘‘expects,’’ ‘‘may,’’ ‘‘will,’’ ‘‘should,’’ ‘‘seeks,’’ ‘‘approximately,’’ ‘‘intends,’’ ‘‘plans,’’ ‘‘estimates’’ or ‘‘anticipates’’ or similar expressions that concern our strategy, plans or intentions. In particular, statements regarding the amount, timing, process, tax treatment and impact of any future dividends represent forward-looking statements. All statements we make relating to guidance (including, but not limited to, total enrollments, revenues, Adjusted EBITDA, Adjusted net income, and Adjusted EPS), and all statements we make relating to our current growth strategy and other future plans, strategies or transactions that may be identified, explored or implemented and any litigation or dispute resulting from any completed transaction are forward-looking statements. In addition, we, through our senior management, from time to time make forward-looking public statements concerning our expected future operations and performance and other developments. All of these forward-looking statements are subject to risks and uncertainties that may change at any time, including with respect to our current growth strategy and the impact of any completed divestiture or separation transaction on our remaining businesses. Accordingly, our actual results may differ materially from those we expected. We derive most of our forward-looking statements from our operating budgets and forecasts, which are based upon many detailed assumptions. While we believe that our assumptions are reasonable, we caution that it is very difficult to predict the impact of known factors, and, of course, it is impossible for us to anticipate all factors that could affect our actual results. Important factors that could cause actual results to differ materially from our expectations are disclosed in our Annual Report on Form 10-K filed with the SEC on February 19, 2026, our subsequent Quarterly Reports on Form 10-Q filed, and to be filed, with the SEC and other filings made with the SEC. These forward-looking statements speak only as of the time of this release and we do not undertake to publicly update or revise them, whether as a result of new information, future events or otherwise, except as required by law. In addition, this presentation contains various operating data, including market share and market position, that are based on internal company data and management estimates. While management believes that our internal company research is reliable and the definitions of our markets which are used herein are appropriate, neither such research nor these definitions have been verified by an independent source and there are inherent challenges and limitations involved in compiling data across various geographies and from various sources, including those discussed under “Industry and Market Data” in Laureate’s filings with the SEC.

3©2026 Laureate Education, Inc. Presentation of Non-GAAP Measures In addition to the results provided in accordance with U.S. generally accepted accounting principles (GAAP) throughout this presentation, Laureate provides the non-GAAP measures of Adjusted EBITDA, Adjusted net income, Adjusted EPS, and total cash and cash equivalents, net of debt (or net cash). We have included the non-GAAP measures of Adjusted EBITDA and net cash because they are key measures used by our management and board of directors to understand and evaluate our core operating performance and trends, to prepare and approve our annual budget and to develop short- and long-term operational plans. We have included the non-GAAP measures of Adjusted net income and Adjusted EPS because management believes that these measures provide investors with better visibility into the Company’s underlying earnings as they exclude items that may not be indicative of our core operating results. Adjusted EBITDA consists of net income (loss), before (income) loss from discontinued operations, net of tax, equity in net (income) loss of affiliates, net of tax, income tax expense (benefit), (gain) loss on disposal of subsidiaries, net, foreign currency exchange (gain) loss, net, other (income) expense, net, interest expense, interest income, and loss on debt extinguishment, plus depreciation and amortization, share-based compensation expense, and loss on impairment of assets. The exclusion of certain expenses in calculating Adjusted EBITDA can provide a useful measure for period-to-period comparisons of our core business. Additionally, Adjusted EBITDA is a key input into the formula used by the compensation committee of our board of directors and our Chief Executive Officer in connection with the payment of incentive compensation to our executive officers and other members of our management team. Accordingly, we believe that Adjusted EBITDA provides useful information to investors and others in understanding and evaluating our operating results in the same manner as our management and board of directors. We define Adjusted net income as net income (loss), before (income) loss from discontinued operations, plus discrete tax items, loss on debt extinguishment, other non-operating income, loss (gain) on disposal of subsidiaries, net, foreign currency exchange (gain) loss, net, and loss on impairment of assets. We define Adjusted EPS as Adjusted net income divided by GAAP diluted weighted average shares outstanding. Adjusted net income and Adjusted EPS provide a useful indicator about Laureate’s earnings from core operations. Beginning in the fourth quarter of 2025, the Company determined that the interest related to certain legacy tax liabilities, which is recorded as a component of income tax expense and totaled $0.6 million and $6.1 million for the three months and year ended December 31, 2025, respectively, should be excluded from Adjusted net income and treated as a discrete tax item as this provides a more useful indicator of Laureate's earnings from core operations. For comparability and to conform the prior year to the current year presentation, the Company has revised the 2024 amount for discrete tax items by $2.1 million and $8.5 million for the three months and year ended December 31, 2024, respectively, to adjust for the 2024 interest related to these legacy tax liabilities. Total cash and cash equivalents, net of debt (or net cash) consists of total cash and cash equivalents, less total gross debt. Net cash provides a useful indicator about Laureate’s leverage and liquidity. Free Cash Flow consists of operating cash flow minus capital expenditures (net of sales of PP&E). Free Cash Flow provides a useful indicator about Laureate’s ability to fund its operations and repay its debt. Adjusted EBITDA to Unlevered Free Cash Flow Conversion consists of Unlevered Free Cash Flow (which is defined as cash flows from operating activities, less capital expenditures (net of sales of PP&E), plus net cash interest expense) divided by Adjusted EBITDA. Adjusted EBITDA to Unlevered Free Cash Flow provides useful information to investors and others in understanding and evaluating our ability to generate cash flows. Laureate’s calculations of Adjusted EBITDA, Adjusted net income, Adjusted EPS, and total cash and cash equivalents, net of debt (or net cash) are not necessarily comparable to calculations performed by other companies and reported as similarly titled measures. These non-GAAP measures should be considered in addition to results prepared in accordance with GAAP but should not be considered a substitute for or superior to GAAP results. Adjusted EBITDA, Adjusted net income and Adjusted EPS are reconciled from their most directly comparable GAAP measures in the attached tables under “Non-GAAP Reconciliations.” We evaluate our results of operations on both an as reported and an organic constant currency basis. The organic constant currency presentation, which is a non-GAAP measure, excludes the impact of fluctuations in foreign currency exchange rates, acquisitions and divestitures. We believe that providing organic constant currency information provides valuable supplemental information regarding our results of operations, consistent with how we evaluate our performance. We calculate organic constant currency amounts using the change from prior-period average foreign exchange rates to current-period average foreign exchange rates, as applied to local-currency operating results for the current period, and then exclude the impact of acquisitions and divestitures.

4©2026 Laureate Education, Inc. Summary Overview Note: Throughout this presentation amounts may not sum to totals due to rounding

5©2024 Laureate Education, Inc.® | Confidential & Proprietary©2026 Laureate Education, I c. Executive Summary  Fourth quarter results ahead of expectations aided by favorable FX; Net Income of $172M in Q4  Strong operating results in FY 2025 – continued growth and margin expansion  FY Financial Results: Revenue of $1.7B, Adjusted EBITDA of $519M, Net Income of $284M (including discrete tax benefit)  Continued leadership in academic quality  Strong balance sheet with commitment to return capital to shareholders  Net cash position of $18M at year-end; returned $217M of capital to shareholders in 2025 via accretive share repurchases  2026 outlook shows continued operating growth momentum and margin expansion  Revenue growth expected at 11%-12% on a USD reported basis, with 50 bps of margin expansion  Announcing $150M increase in stock buyback authorization Strong FY 2025 Results -- Continued Growth Momentum Expected in 2026 Upsizing Stock Buyback Authorization by $150M

6©2024 Laureate Education, Inc.® | Confidential & Proprietary©2026 Laureate Education, I c. Key Academic Highlights in 2025 Unwavering Commitment to Academic Quality Leading Brands in our Markets Universidad Peruana de Ciencias Aplicadas (UPC) Universidad del Valle de México (UVM) Universidad Privada del Norte (UPN) Universidad Tecnológica de México (UNITEC) UPC in Peru: For the fifth consecutive year, UPC was ranked Peru’s #1 Education Brand in Peru by Merco. UPC earned a 5-Stars rating in the QS Stars global university rating system. UVM in Mexico: For the third consecutive year, UVM ranked as the #2 Private University in Mexico in the 2025 Reader’s Digest ranking. Additionally, UVM has consistently maintained its distinction as a Socially Responsible Enterprise for the past 15 years. UPN in Peru: UPN was ranked Peru’s #10 Education Brand by Merco. UPN opened a new campus in Ate, Eastern Lima. UNITEC in Mexico: UNITEC ranked as the #9 Private University in Mexico in the 2025 Reader’s Digest ranking. Additionally, UNITEC has consistently maintained its distinction as a Socially Responsible Enterprise for the past 16 years. UNITEC opened a new campus in Monterrey, Nuevo Leon.

7©2026 Laureate Education, Inc. Compelling Investment Characteristics

8©2024 Laureate Education, Inc.® | Confidential & Proprietary©2026 Laureate Education, I c. Mexico Peru Combined Population 131 million 33 million 164 million Higher Education Students (000s) 5,544 2,067 7,611 Higher Education Gross Participation Rate (Total)1 35% 57% 40% Traditional 4+ yr degrees 34% 42% 36% Technical / Vocational 1% 15% 4% Market Share for Private Institutions2 47% 76% 58% Sources: UNESCO, World Bank, Secretaría de Educación Pública (Mexico), Superintendencia Nacional de Educación Superior Universitaria (Peru), Ministry of Education of Peru. Data as of year-end 2024. (1) Defined as total enrollments as compared to 18-24 year old population. (2) Private institution market share in higher education; for Mexico and Combined includes all states in which UVM or UNITEC have operations (total private market share for all of Mexico is 39%); for Peru based on total country. Attractive Markets with Significant Growth Opportunities Participation rates growing and still well below developed markets Attractive Market Opportunities in Mexico and Peru

Leading University Portfolio in Mexico & Peru

	Brand		Founded	Enrollment @ 12/31/25	Market Segment	QS Stars™ Overall	Ratings/Rankings
Mexico	Universidad del Valle de México (UVM)		1960	132,200	Premium/ Traditional	★★★★	• Ranked Top 5 university in Mexico • 5-Stars rated by QS Stars™ in categories of Employability, Online Learning & Social Impact
Mexico	Universidad Tecnológica de México (UNITEC)		1966	137,200	Value/ Teaching	★★★	• Largest private university in Mexico • 5-Stars rated by QS Stars™ in categories of Employability, Online Learning & Social Impact
Peru	Universidad Peruana de Ciencias Aplicadas (UPC)		1994	78,400	Premium/ Traditional	★★★★★	• Ranked #1 in educational sector in Peru • 5-Stars rated by QS Stars™ in categories of Employability, Online Learning & Social Impact
Peru	Universidad Privada del Norte (UPN)		1994	129,900	Value/ Teaching	★★★★	• 3rd largest private university in Peru • 5-Stars rated by QS Stars™ in categories of Employability, Online Learning & Social Impact
Peru	CIBERTEC		1983	20,000	Technical/ Vocational		• Second largest private technical / vocational institutes in Peru

Sources: Secretaría de Educación Pública, SEP 2024 Database (Mexico), Ministry of Education of Peru, MINEDU 2024 Database (Peru). QS Stars™, Guía Universitaria (UVM), MERCO 2025 Institutional Reputation Ranking (UPC).

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10©2026 Laureate Education, Inc. Q4 & FY 2025 Performance Results

11©2026 Laureate Education, Inc. 2025 Fourth Quarter – Financial Summary Q4 ’25 Variance Vs. Q4 ’24 Notes ($ in millions) (Enrollments rounded to the nearest thousand) Results As Reported Organic/CC1 New Enrollment 13K 26% 26% • Not a material intake period Total Enrollment 498K 5% 5% • Mexico +4% (5% same-store) in FY 2025 • Peru +7% in FY 2025 Revenue $541 28% 16% • Enrollment growth and price/mix • +10% organic/cc adjusted for timing of academic calendar; $25M impact Adj. EBITDA $204 45% 31% • +14% organic/cc adjusted for timing of academic calendar; $21M impact Adj. EBITDA margin 37.7% 441 bps 422 bps • +128 bps organic/cc adjusted for timing of academic calendar (1) Organic Constant Currency (CC) results exclude the period-over-period impact from currency fluctuations, acquisitions and divestitures. Intra-Year Academic Calendar Timing Impacting Q4 Reported Results Q4 Timing Adjusted Organic/CC1: Revenue +10%, Adjusted EBITDA +14%

12©2026 Laureate Education, Inc. 2025 FY – Financial Summary FY ’25 Variance Vs. FY ’24 Notes ($ in millions) (Enrollments rounded to the nearest thousand) Results As Reported Organic/CC1 New Enrollment 272K 8% 8% • Mexico: +5% • Peru: +13% (driven by scaling of fully online programs) Total Enrollment 498K 5% 5% • Mexico +4% (5% same-store) • Peru +7% Revenue $1,702 9% 8% • Enrollment growth and price/mix Adj. EBITDA $519 15% 13% • Revenue growth and productivity gains Adj. EBITDA margin 30.5% 176 bps 131 bps • Continued focus on margin expansion (1) Organic Constant Currency (CC) results exclude the period-over-period impact from currency fluctuations, acquisitions and divestitures. Strong Operating Performance in FY 2025

13©2026 Laureate Education, Inc. Segment Results

14©2026 Laureate Education, Inc. Mexico Segment Results Q4 Results FY Results Notes ($ in millions) (Enrollments rounded to the nearest thousand) Q4 ’25 Organic/CC Vs. Q4 ’24 1 FY ’25 Organic/CC Vs. FY ’24 1 New Enrollment 10K 28% 168K 5% Total Enrollment 269K 4% 269K 4% • Up 5% same-store in FY 2025 Revenue $276 12% $877 9% • No timing impact in Q4 Adj. EBITDA $93 10% $229 17% • No timing impact in Q4 Adj. EBITDA margin 33.8% (70 bps) 26.1% 164 bps Continued Growth and Improvements in Profitability (1) Organic Constant Currency (CC) results exclude the period-over-period impact from currency fluctuations, acquisitions and divestitures.

15©2026 Laureate Education, Inc. Peru Segment Results (1) Organic Constant Currency (CC) results exclude the period-over-period impact from currency fluctuations, acquisitions and divestitures. Q4 Results FY Results Notes ($ in millions) (Enrollments rounded to the nearest thousand) Q4 ’25 Organic/CC Vs. Q4 ’24 1 FY ’25 Organic/CC Vs. FY ’24 1 New Enrollment 3K 22% 104K 13% • FY driven by strong secondary intake performance in Q3 (driven by scaling of fully online programs) Total Enrollment 228K 7% 228K 7% • FY growth driven by new enrollment performance Revenue $266 22% $824 7% • Q4 +8% organic/cc adjusted for timing of academic calendar; $25M impact Adj. EBITDA $122 49% $329 9% • Q4 +16% organic/cc adjusted for timing of academic calendar; $21M impact Adj. EBITDA margin 46.0% 839 bps 39.9% 54 bps • Q4 +301 bps organic/cc adjusted for timing of academic calendar Strong Intakes and Continued Growth in FY 2025 Q4 Timing Adjusted Organic/CC1: Revenue +8%, Adjusted EBITDA +16%

16©2026 Laureate Education, Inc. Capitalization and Share Count

17©2026 Laureate Education, Inc. Q4 2025 Capitalization and Return of Capital Strong Balance Sheet and Cash Accretive Business Model Allow For Continued Return of Capital ($ in millions) Total Company as of 12/31/25 Cash & Cash Equivalents $147 Less: Gross Debt ($129) Net Cash $18  143M shares outstanding as of December 31st  Share Repurchase Update:  $217M of shares repurchased in FY 2025  Announcing $150M increase in stock buyback authorization  Total stock buyback capacity of $181M as of year-end 2025 ($150M increase plus $31M remaining unused as of year-end 2025)

18©2026 Laureate Education, Inc. Outlook

2026 Outlook – Executive Summary

- ✓ **Continued strong operating results expected in FY 2026**
- ✓ **2026 Revenue growth expected at 11%-12% Vs. 2025[1] on a USD reported basis, expected to be up 6%-7% on an organic constant currency basis[2] Vs. 2025**
- ✓ **2026 Adjusted EBITDA growth expected at 12%-14% Vs. 2025[1] on a USD reported basis, expected to be up 7%-9% on an organic constant currency basis[2] Vs. 2025**
- ✓ **Adjusted EBITDA Margin accretion of ~50bps[3] expected driven by continued margin optimization as well as operating leverage from Revenue growth**
- ✓ **Adjusted EBITDA to Unlevered Free Cash Flow Conversion of approximately 50% expected**
- ✓ **Adjusted Earnings Per Share (EPS) expected to be $1.95 - $2.03/share, an increase of 13%-18% Vs. 2025[1,4]**

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(1) Based on actual FX rates for January, and spot FX rates (local currency per US dollar) of MXN 17.95 & PEN 3.45 for February through December 2026. FX impact may change based on fluctuations in currency rates in future periods. Amounts presented in whole numbers may be rounded.
(2) Organic Constant Currency (CC) Operations excludes the period-over-period impact from currency fluctuations, and acquisitions and divestitures.
(3) At mid-point of 2026 guidance provided.
(4) Assumes diluted weighted average shares outstanding of approximately 144 million.

Note: An outlook for 2026 net income and reconciliation of the forward-looking 2026 Adjusted EBITDA and 2026 Adjusted EPS outlook to projected net income is not being provided as the company does not currently have sufficient data to accurately estimate the variables and individual adjustments for such outlook and reconciliation. Due to this uncertainty, the company cannot reconcile Adjusted EBITDA, its related margin, Adjusted EBITDA to Unlevered Free Cash Flow Conversion, or Adjusted EPS to their projected GAAP equivalents without unreasonable effort.

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20©2026 Laureate Education, Inc. 2026 Outlook Continued Constant Currency Revenue Growth And Margin Expansion ($ in millions, except Adjusted EPS) (Enrollments rounded to the nearest thousand) 2026 Guidance Outlook1 Total Enrollment 516K – 521K Revenue $1,890 – $1,905 Adjusted EBITDA $583 – $593 Adjusted EPS2 $1.95 – $2.03 (1) Outlook is based on actual FX rates for January, and Spot FX rates (local currency per US dollar) of MXN 17.95 & PEN 3.45 for February through December 2026. FX impact may change based on fluctuations in currency rates in future periods. Amounts presented in whole numbers may be rounded. (2) Assumes diluted weighted average shares outstanding of approximately 144 million. Note: An outlook for 2026 net income and reconciliation of the forward-looking 2026 Adjusted EBITDA and 2026 Adjusted EPS outlook to projected net income is not being provided as the company does not currently have sufficient data to accurately estimate the variables and individual adjustments for such outlook and reconciliation. Due to this uncertainty, the company cannot reconcile Adjusted EBITDA, its related margin, Adjusted EBITDA to Unlevered Free Cash Flow Conversion, or Adjusted EPS to their projected GAAP equivalents without unreasonable effort.

21©2024 Laureate Education, Inc.® | Confidential & Proprietary©2026 Laureate Education, I c. Strong Growth Expected for 2026 Total Revenue Adjusted EBITDA Strong Operational Growth Expected Along with FX Currency Tailwinds (1) Based on actual FX rates for January, and spot FX rates (local currency per US dollar) of MXN 17.95 & PEN 3.45 for February through December 2026. FX impact may change based on fluctuations in currency rates in future periods. Amounts presented in whole numbers may be rounded. Note: An outlook for 2026 net income and reconciliation of the forward-looking 2026 Adjusted EBITDA and 2026 Adjusted EPS outlook to projected net income is not being provided as the company does not currently have sufficient data to accurately estimate the variables and individual adjustments for such outlook and reconciliation. Due to this uncertainty, the company cannot reconcile Adjusted EBITDA, its related margin, Adjusted EBITDA to Unlevered Free Cash Flow Conversion, or Adjusted EPS to their projected GAAP equivalents without unreasonable effort. 1,702M 1,897M 2025 Actuals 90M +5% FX Impact 1 106M +6% Operational Growth in Constant Currency 2026 Guidance Midpoint +11% 519M 588M 2025 Actuals 27M +5% FX Impact 1 42M +8% Operational Growth in Constant Currency 2026 Guidance Midpoint 13%

22©2024 Laureate Education, Inc.® | Confidential & Proprietary©2026 Laureate Education, I c. Change in Academic Calendar in 2026 Expected Intra-Year Changes in Revenue Seasonality Vs. 2025 ($ in millions) Q1 Est. Q2 Est. Q3 Est. Q4 Est. FY Mexico ($12) - $28 ($16) - Peru $3 - $2 ($5) - Total Revenue Impact ($9) - $30 ($21) -  Changes in academic calendar and revenue recognition expected to impact seasonality during 2026 Intra-Year Seasonality Impacting Timing of Revenue and Earnings in 2026

23©2026 Laureate Education, Inc. Q1 2026 Guidance ($ in millions) Q1 2026 Outlook1 Revenue $261 – $265 Adjusted EBITDA ($20) – ($17) (1) Outlook is based on actual FX rates for January and Spot FX rates (local currency per US dollar) of MXN 17.95 & PEN 3.45 for February through March 2026. FX impact may change based on fluctuations in currency rates in future periods. Amounts presented in whole numbers may be rounded. Note: An outlook for Q1 2026 net income and reconciliation of the forward-looking Q1 2026 Adjusted EBITDA outlook to projected net income is not being provided as the company does not currently have sufficient data to accurately estimate the variables and individual adjustments for such outlook and reconciliation. Due to this uncertainty, the company cannot reconcile Adjusted EBITDA to projected net income without unreasonable effort. Q1 Impacted by Intra-Year Timing Items

24©2026 Laureate Education, Inc. Appendix

25©2026 Laureate Education, Inc. 2025 Fourth Quarter – Net Income Reconciliation Q4 ’25 B / (W) Notes ($ in millions) Reported Vs. Q4 ’24 Adjusted EBITDA 204 63 • Impacted by $21M intra-year timing of academic calendar Depreciation & Amortization (21) (5) Interest Expense, net (0) 1 Other (0) (16) • Mainly non-cash FX translation on intercompany loans Income Tax (11) 36 • One-time discrete benefits impacting Q4 2025 Income From Continuing Operations 172 79 Discontinued Operations (Net of Tax) (0) (1) Net Income 172 78 Net Income Impacted by Intra-Year Academic Calendar Timing And Non-Cash FX Translation on Intercompany Loans

26©2026 Laureate Education, Inc. 2025 FY – Net Income Reconciliation FY ’25 B / (W) Notes ($ in millions) Reported Vs. FY ’24 Adjusted EBITDA 519 69 Depreciation & Amortization (75) (6) Interest Expense, net (4) 6 Other (40) (83) • Mainly non-cash FX translation on intercompany loans Income Tax (117) 2 • One-time discrete benefits impacting 2025 and 2024 Income From Continuing Operations 284 (12) Discontinued Operations (Net of Tax) (0) (1) Net Income 284 (13) Net Income Impacted by Non-Cash FX Translation on Intercompany Loans

27©2024 Laureate Education, Inc.® | Confidential & Proprietary©2026 Laureate Education, I c. Change in Academic Calendar in 2025 Expected Intra-Year Changes in Revenue Seasonality Vs. 2024 ($ in millions) Q1 Actual Q2 Actual Q3 Actual Q4 Actual FY Mexico ($8) $8 - - - Peru ($18) - ($7) $25 - Total Revenue Impact ($26) $8 ($7) $25 -  Changes in academic calendar impacted seasonality during 2025  Start of certain classes shifted in both Mexico and Peru to align with updated academic scheduling requirements Start Dates for Classes Impacted Timing of Revenue and Earnings in 2025 Q1 Negative Impact Offset Mainly by Benefit in Q4

2026 Full Year Guidance Details

($ in millions) (Enrollments rounded to the nearest thousand)	Total Enrollment	Revenues	Adj. EBITDA
2025 FY Results As Reported	**498K**	**$1,702**	**$519**
Organic Growth	18K - 23K	$98 - $113	$37 - $47
Organic Growth %	*4% - 5%*	*6% - 7%*	*7% - 9%*
2026 FY Guidance (Constant Currency)	**516K - 521K**	**$1,800 - $1,815**	**$556 - $566**
Organic Growth % (Constant Currency)	*4% - 5%*	6% - 7%	7% - 9%
FX Impact (spot FX) (1)		$90	$27
2026 FY Guidance (@ spot FX) (1)	**516K - 521K**	**$1,890 - $1,905**	**$583 - $593**
As Reported Growth %	***4% - 5%***	***11% - 12%***	***12% - 14%***

Continued Constant Currency Top Line Growth and Margin Expansion

(1) Based on actual FX rates for January, and spot FX rates (local currency per US dollar) of MXN 17.95 & PEN 3.45 for February through December 2026. FX impact may change based on fluctuations in currency rates in future periods. Amounts presented in whole numbers may be rounded.

Note: An outlook for 2026 net income and reconciliation of the forward-looking 2026 Adjusted EBITDA and 2026 Adjusted EPS outlook to projected net income is not being provided as the company does not currently have sufficient data to accurately estimate the variables and individual adjustments for such outlook and reconciliation. Due to this uncertainty, the company cannot reconcile Adjusted EBITDA, its related margin, Adjusted EBITDA to Unlevered Free Cash Flow Conversion, or Adjusted EPS to their projected GAAP equivalents without unreasonable effort.

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29©2026 Laureate Education, Inc. Q1 2026 Guidance Details Q1 Impacted by Intra-year Timing Impacts Q1 Guidance ($ in millions) Revenues Adj. EBITDA 2025 Q1 Results As Reported $236 $5 Timing Impact Intra-Year (academic calendar) ($9) ($9) 2025 Q1 Results Adjusted $227 ($4) Organic Growth $4 - $8 ($16) - ($13) Organic Growth % 2% - 4% n.m. 2026 Q1 Guidance (Constant Currency) $231 - $235 ($20) - ($17) Organic Growth % (Constant Currency) 2% - 4% n.m. FX Impact (spot FX) (1) $30 - 2026 Q1 Guidance (@ spot FX) (1) $261 - $265 ($20) - ($17) As Reported Growth % 11% - 12% n.m. (1) Based on actual FX rates for January and spot FX rates (local currency per US dollar) of MXN 17.95 & PEN 3.45 for February through March 2026. FX impact may change based on fluctuations in currency rates in future periods. Amounts presented in whole numbers may be rounded. Note: An outlook for Q1 2026 net income and reconciliation of the forward-looking Q1 2026 Adjusted EBITDA outlook to projected net income is not being provided as the company does not currently have sufficient data to accurately estimate the variables and individual adjustments for such outlook and reconciliation. Due to this uncertainty, the company cannot reconcile Adjusted EBITDA to projected net income without unreasonable effort.

30©2026 Laureate Education, Inc. Return of Capital Summary Since 2019 ($ in millions) Stock Buybacks Cash Distributions / Dividends Total 2019 $264 - $264 2020 $100 - $100 2021 $380 $1,375 $1,755 2022 $282 $249 $531 2023 - $110 $110 2024 $102 - $102 2025 $217 - $217 Cumulative Since 2019 $1,345 $1,734 $3,079 Strong Track Record of Returning Capital to Shareholders More than $3 Billion of Capital Returned to Shareholders Since Start of 2019

31©2026 Laureate Education, Inc. New Enrollments Seasonality Intra-Year Seasonality Trends Revenue Seasonality Adjusted EBITDA Seasonality Factors Affecting Seasonality  Large intake cycles at end of Q1 (Peru) and end of Q3 (Mexico) drive seasonality of earnings  Q2 and Q4 are typically Laureate’s strongest earnings quarters  Academic calendar  FX trends 37% 11% 50% 3% 39% 10% 48% 3% 38% 10% 48% 4% 35% 13% 48% 5% Q1 Q2 Q3 Q4 2022 2023 2024 2025 8% 43% 21% 28% 8% 42% 19% 31% 7% 42% 20% 31% 1% 41% 18% 39% Q1 Q2 Q3 Q4 2022 2023 2024 2025 17% 31% 24% 28% 17% 31% 24% 28% 18% 32% 24% 27% 14% 31% 24% 32% Q1 Q2 Q3 Q4 2022 2023 2024 2025

32©2026 Laureate Education, Inc. Financial Results & Tables

Financial Tables

Consolidated Statements of Operations

IN MILLIONS	For the three months ended December 31, 2025	2024	Change	For the year ended December 31, 2025	2024	Change
Revenues	$ 541.4	$ 423.4	$ 118.0	$ 1,701.9	$ 1,566.6	$ 135.3
Costs and expenses:						
Direct costs	347.5	288.0	59.5	1,219.8	1,146.9	72.9
General and administrative expenses	14.4	11.2	3.2	51.1	45.8	5.3
Operating income	179.5	124.2	55.3	431.1	374.0	57.1
Interest income	2.1	1.8	0.3	7.1	8.1	(1.0)
Interest expense	(2.5)	(3.3)	0.8	(10.7)	(18.1)	7.4
Other income, net	7.0	0.7	6.3	7.9	1.2	6.7
Foreign currency exchange (loss) gain, net	(3.5)	14.3	(17.8)	(34.6)	50.7	(85.3)
Gain (loss) on disposals of subsidiaries, net	—	1.8	(1.8)	—	(1.3)	1.3
Income from continuing operations before income taxes and equity in net income of affiliates	182.6	139.5	43.1	400.9	414.5	(13.6)
Income tax expense	(11.0)	(46.5)	35.5	(117.3)	(119.0)	1.7
Equity in net income of affiliates, net of tax	0.2	0.2	—	0.2	0.2	—
Income from continuing operations	171.8	93.2	78.6	283.8	295.7	(11.9)
(Loss) income from discontinued operations, net of tax	(0.2)	0.3	(0.5)	—	0.7	(0.7)
Net income	171.5	93.6	77.9	283.8	296.4	(12.6)
Net loss attributable to noncontrolling interests	—	0.1	(0.1)	(2.2)	0.1	(2.3)
Net income attributable to Laureate Education, Inc.	$ 171.6	$ 93.6	$ 78.0	$ 281.6	$ 296.5	$ (14.9)
Basic and diluted earnings per share:						
Basic weighted average shares outstanding	145.8	150.7	(4.9)	147.8	153.3	(5.5)
Diluted weighted average shares outstanding	147.0	151.5	(4.5)	148.7	153.9	(5.2)
Basic earnings per share	$ 1.18	$ 0.62	$ 0.56	$ 1.91	$ 1.93	$ (0.02)
Diluted earnings per share	$ 1.17	$ 0.62	$ 0.55	$ 1.89	$ 1.92	$ (0.03)

Note: May not sum to total due to rounding.

©2026 Laureate Education, Inc.

33

Financial Tables

Revenue and Adjusted EBITDA by segment: Quarter

IN MILLIONS

For the three months ended December 31,	2025	2024	% Change: Reported	% Change: Organic Constant Currency[(1)]	$ Variance Components: Total	$ Variance Components: Organic Constant Currency	$ Variance Components: Acq/Div.	$ Variance Components: FX
Revenues								
Mexico	$ 275.9	$ 226.1	22%	12%	$ 49.8	$ 26.7	$ —	$ 23.1
Peru	265.5	197.2	35%	22%	68.3	42.8	—	25.5
Corporate & Eliminations	—	0.1	(100)%	(100)%	(0.1)	(0.1)	—	—
Total Revenues	$ 541.4	$ 423.4	28%	16%	$ 118.0	$ 69.4	$ —	$ 48.6
Adjusted EBITDA								
Mexico	$ 93.3	$ 78.4	19%	10%	$ 14.9	$ 7.5	$ —	$ 7.4
Peru	122.1	74.0	65%	49%	48.1	36.2	—	11.9
Corporate & Eliminations	(11.2)	(11.2)	—%	—%	—	—	—	—
Total Adjusted EBITDA	$ 204.3	$ 141.1	45%	31%	$ 63.2	$ 43.7	$ —	$ 19.3

nm - percentage changes not meaningful

(1) Organic Constant Currency results exclude the period-over-period impact from currency fluctuations, acquisitions and divestitures. Organic Constant Currency is calculated using the change from prior-period average foreign exchange rates to current-period average foreign exchange rates, as applied to local-currency operating results for the current period. The "Organic Constant Currency" percentage changes are calculated by dividing the Organic Constant Currency amounts by the 2024 Revenues and Adjusted EBITDA amounts, excluding the impact of the divestitures.

Note: Dollars in millions may not sum to total due to rounding.

©2026 Laureate Education, Inc.

34

Financial Tables

Revenue and Adjusted EBITDA by segment: Year-to-Date

IN MILLIONS

For the year ended December 31,	2025	2024	% Change: Reported	% Change: Organic Constant Currency[1]	$ Variance Components: Total	$ Variance Components: Organic Constant Currency	$ Variance Components: Acq/Div.	$ Variance Components: FX
Revenues								
Mexico	$ 877.4	$ 841.2	4%	9%	$ 36.2	$ 79.1	$ —	$ (42.9)
Peru	824.4	725.2	14%	7%	99.2	53.8	—	45.4
Corporate & Eliminations	0.1	0.2	(50)%	(50)%	(0.1)	(0.1)	—	—
Total Revenues	$ 1,701.9	$ 1,566.6	9%	8%	$ 135.3	$ 132.8	$ —	$ 2.5
Adjusted EBITDA								
Mexico	$ 229.4	$ 206.5	11%	17%	$ 22.9	$ 34.5	$ —	$ (11.6)
Peru	328.6	283.4	16%	9%	45.2	25.2	—	20.0
Corporate & Eliminations	(39.1)	(39.8)	2%	2%	0.7	0.7	—	—
Total Adjusted EBITDA	$ 518.9	$ 450.1	15%	13%	$ 68.8	$ 60.4	$ —	$ 8.4

nm - percentage changes not meaningful

[1] Organic Constant Currency results exclude the period-over-period impact from currency fluctuations, acquisitions and divestitures. Organic Constant Currency is calculated using the change from prior-period average foreign exchange rates to current-period average foreign exchange rates, as applied to local-currency operating results for the current period. The "Organic Constant Currency" percentage changes are calculated by dividing the Organic Constant Currency amounts by the 2024 Revenues and Adjusted EBITDA amounts, excluding the impact of the divestitures.

Note: Dollars in millions may not sum to total due to rounding.

©2026 Laureate Education, Inc.

35

36©2026 Laureate Education, Inc. Financial Tables Consolidated Balance Sheets Note: Dollars in millions may not sum to total due to rounding. IN MILLIONS December 31, 2025 December 31, 2024 Change Assets Cash and cash equivalents $ 146.7 $ 91.4 $ 55.3 Receivables (current), net 134.7 91.8 42.9 Other current assets 36.9 43.6 (6.7) Property and equipment, net 628.6 514.3 114.3 Operating lease right-of-use assets, net 335.6 292.4 43.2 Goodwill and other intangible assets 803.5 711.3 92.2 Deferred income taxes 72.2 60.8 11.4 Other long-term assets 46.4 45.6 0.8 Current and long-term assets held for sale 1.7 11.0 (9.3) Total assets $ 2,206.4 $ 1,862.1 $ 344.3 Liabilities and stockholders' equity Accounts payable and accrued expenses $ 242.4 $ 187.6 $ 54.8 Deferred revenue and student deposits 80.2 64.3 15.9 Total operating leases, including current portion 387.8 327.1 60.7 Total long-term debt, including current portion 127.7 100.3 27.4 Other liabilities 179.6 214.5 (34.9) Current and long-term liabilities held for sale — 9.7 (9.7) Total liabilities 1,017.6 903.5 114.1 Redeemable noncontrolling interests and equity 1.4 1.4 — Total stockholders' equity 1,187.4 957.1 230.3 Total liabilities and stockholders' equity $ 2,206.4 $ 1,862.1 $ 344.3

37©2026 Laureate Education, Inc. Financial Tables Consolidated Statements of Cash Flows Note: Dollars in millions may not sum to total due to rounding. For the year ended December 31, IN MILLIONS 2025 2024 Change Cash flows from operating activities Net income $ 283.8 $ 296.4 $ (12.6) Depreciation and amortization 74.5 68.2 6.3 Loss (gain) on sales and disposal of subsidiaries, property and equipment and leases, net 0.2 (5.1) 5.3 Deferred income taxes (1.8) (38.5) 36.7 Unrealized foreign currency exchange loss (gain) 35.4 (53.1) 88.5 Income tax receivable/payable, net (43.9) (30.6) (13.3) Working capital, excluding tax accounts (97.3) (103.9) 6.6 Other non-cash adjustments 115.3 99.2 16.1 Net cash provided by operating activities 366.2 232.7 133.5 Cash flows from investing activities Purchase of property and equipment (103.0) (71.9) (31.1) Receipts from sales of property and equipment 0.3 18.0 (17.7) Net receipts (payments) related to sales of discontinued operations 0.1 (3.6) 3.7 Net cash used in investing activities (102.6) (57.5) (45.1) Cash flows from financing activities Increase (decrease) in long-term debt, net (2.9) (60.4) 57.5 Payments of dividend equivalent rights and special dividends (0.5) (1.7) 1.2 Payments to repurchase common stock (215.2) (102.1) (113.1) Financing other, net (4.0) (2.8) (1.2) Net cash used in financing activities (222.5) (166.9) (55.6) Effects of exchange rate changes on Cash and cash equivalents and Restricted cash 12.9 (7.5) 20.4 Change in cash included in current assets held for sale 0.3 0.3 — Net change in Cash and cash equivalents and Restricted cash 54.2 1.0 53.2 Cash and cash equivalents and Restricted cash at beginning of period 97.9 96.9 1.0 Cash and cash equivalents and Restricted cash at end of period $ 152.1 $ 97.9 $ 54.2

Financial Tables

Non-GAAP Reconciliations (1 of 4)

The following table reconciles Net Income to Adjusted EBITDA and Adjusted EBITDA margin:

	For the three months ended December 31,			For the year ended December 31,		
IN MILLIONS	2025	2024	Change	2025	2024	Change
Net income	$ 171.5	$ 93.6	$ 77.9	$ 283.8	$ 296.4	$ (12.6)
Plus:						
(Income) loss from discontinued operations, net of tax	0.2	(0.3)	0.5	—	(0.7)	0.7
Income from continuing operations	171.8	93.2	78.6	283.8	295.7	(11.9)
Plus:						
Equity in net income of affiliates, net of tax	(0.2)	(0.2)	—	(0.2)	(0.2)	—
Income tax expense	11.0	46.5	(35.5)	117.3	119.0	(1.7)
Income from continuing operations before income taxes and equity in net income of affiliates	182.6	139.5	43.1	400.9	414.5	(13.6)
Plus:						
(Gain) loss on disposal of subsidiaries, net	—	(1.8)	1.8	—	1.3	(1.3)
Foreign currency exchange (gain) loss, net	3.5	(14.3)	17.8	34.6	(50.7)	85.3
Other (income) expense, net	(7.0)	(0.7)	(6.3)	(7.9)	(1.2)	(6.7)
Interest expense	2.5	3.3	(0.8)	10.7	18.1	(7.4)
Interest income	(2.1)	(1.8)	(0.3)	(7.1)	(8.1)	1.0
Operating income	179.5	124.2	55.3	431.1	374.0	57.1
Plus:						
Depreciation and amortization	21.2	16.1	5.1	74.5	68.2	6.3
EBITDA	200.7	140.3	60.4	505.6	442.2	63.4
Plus:						
Share-based compensation expense (1)	3.6	0.8	2.8	13.3	7.8	5.5
Loss on impairment of assets (2)	—	—	—	—	—	—
Adjusted EBITDA	$ 204.3	$ 141.1	$ 63.2	$ 518.9	$ 450.1	$ 68.8
Revenues	$ 541.4	$ 423.4	$ 118.0	$ 1,701.9	$ 1,566.6	$ 135.3
Income from continuing operations margin	31.7 %	22.0 %	972 bps	16.7 %	18.9 %	-220 bps
Adjusted EBITDA margin	37.7 %	33.3 %	441 bps	30.5 %	28.7 %	176 bps

(1) Represents non-cash, share-based compensation expense pursuant to the provisions of ASC Topic 718, "Stock Compensation."
(2) Represents non-cash charges related to impairments of long-lived assets.

Note: Dollars in millions may not sum to total due to rounding.

©2026 Laureate Education, Inc.

38

39©2026 Laureate Education, Inc. (1) Per share amounts on a dilutive basis. Earnings per share is calculated based on income available to common shareholders, which excludes income attributable to noncontrolling interests. (2) For 2025, discrete tax items include a non- cash income tax benefit of approximately $56.9 million for the release of a legacy tax liability upon expiration of the statute during the fourth quarter, partially offset by interest expense related to legacy tax liabilities. Beginning in the fourth quarter of 2025, the Company determined that the interest related to certain legacy tax liabilities, which is recorded as a component of income tax expense and totaled $0.6 million and $2.1 million, for the three months ended December 31, 2025 and 2024, respectively, should be excluded from Adjusted net income and treated as a discrete tax item as this provides a more useful indicator of Laureate's earnings from core operations. (3) For 2025, other non operating income represents a non-recurring insurance settlement related to a divested operation. This gain is included in Other income (expense), net line on the consolidated statement of operations. Note: Dollars in millions, except per share amounts, may not sum to total due to rounding. Financial Tables Non-GAAP Reconciliations (2 of 4) The following table reconciles Net income to Adjusted net income and Adjusted EPS: For the three months ended December 31, 2025 2024 IN MILLIONS, except per share amounts (per share) (1) (per share) (1) Net income 171.5 1.17 93.6 0.62 Plus: Income from discontinued operations, net of tax 0.2 — (0.3) — Income from continuing operations 171.8 1.17 93.2 0.62 Plus: Discrete tax items (2) (56.3) (0.38) 2.1 0.01 Loss on debt extinguishment — — — — Other non-operating income (3) (7.0) (0.05) — — Loss on disposal of subsidiaries, net — — (1.8) (0.01) Foreign currency exchange loss (gain), net 3.5 0.02 (14.3) (0.09) Loss on impairment of assets — — — — Adjusted net income 111.9 0.76 79.3 0.52 Diluted weighted average shares outstanding 147.0 151.5

40©2026 Laureate Education, Inc. (1) Per share amounts on a dilutive basis. Earnings per share is calculated based on income available to common shareholders, which excludes income attributable to noncontrolling interests. (2) For 2025, discrete tax items include a non-cash income tax benefit of approximately $4.7 million that was recorded upon resolution of a tax contingency related to a dormant subsidiary, as well as a non- cash income tax benefit of approximately $56.9 million for the release of a legacy tax liability upon expiration of the statute during the fourth quarter, partially offset by interest expense related to legacy tax liabilities. For 2024, discrete tax items include a non-cash deferred tax benefit of approximately $37.9 million related to the release of a deferred tax liability that was no longer required upon completion of an entity restructuring, partially offset by interest expense related to legacy tax liabilities. Beginning in the fourth quarter of 2025, the Company determined that the interest related to certain legacy tax liabilities, which is recorded as a component of income tax expense and totaled $6.1 million in 2025, should be excluded from Adjusted net income and treated as a discrete tax item as this provides a more useful indicator of Laureate's earnings from core operations. For comparability and to conform the prior year to the current year presentation, the Company has revised the 2024 amount for discrete tax items by $8.5 million to adjust for the 2024 interest related to these legacy tax liabilities. (3) For 2025, other non operating income represents a nonrecurring insurance settlement related to a divested operation. This gain is included in Other income (expense), net line on the consolidated statement of operations. Note: Dollars in millions, except per share amounts, may not sum to total due to rounding. Financial Tables Non-GAAP Reconciliations (3 of 4) The following table reconciles Net income to Adjusted net income and Adjusted EPS: For the year ended December 31, 2025 2024 IN MILLIONS, except per share amounts (per share) (1) (per share) (1) Net income 283.8 1.89 $ 296.4 $ 1.92 Plus: Income from discontinued operations, net of tax — — (0.7) — Income from continuing operations 283.8 1.89 295.7 1.92 Plus: Discrete tax items (2) (55.5) (0.37) (29.4) (0.20) Loss on debt extinguishment — — — — Other non operating income (3) (7.0) (0.05) — — Loss on disposal of subsidiaries, net — — 1.3 0.01 Foreign currency exchange loss (gain), net 34.6 0.23 (50.7) (0.33) Loss on impairment of assets — — — — Adjusted net income 255.9 1.72 217.0 1.41 Diluted weighted average shares outstanding 148.7 153.9

41©2026 Laureate Education, Inc. Financial Tables Non-GAAP Reconciliations (4 of 4) The following table presents Free cash flow and reconciles Net cash flows from operating activities to Free Cash Flow for the twelve months ended December 31, 2025, 2024 and 2023: Note: Dollars in millions may not sum to total due to rounding.For the year ended December 31, IN MILLIONS 2025 2024 2023 Net cash provided by operating activities $ 366.2 $ 232.7 $ 250.8 Capital expenditures: Purchase of property and equipment (103.0) (71.9) (56.4) Receipts from sales of property and equipment 0.3 18.0 0.3 Free cash flow $ 263.5 $ 178.8 $ 194.7

©2026 Laureate Education, Inc.